Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-279231, 333-287168, and 333-291320) and Form S-8 (No. 333-291511) of Vyome Holdings, Inc of our report dated March 17, 2026, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

March 17, 2026